                                                                     Exhibit 4.6

THIS WARRANT, THE SHARES OF COMMON STOCK AND THE COMMON UNITS (IF APPLICABLE) ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF
(A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFICATION PURSUANT TO ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER SAID ACT OR LAWS OR
(II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN, REPURCHASE FACILITY, OR OTHER FINANCING ARRANGEMENT SECURED BY THIS WARRANT.


                              THE MILLS CORPORATION

                                       AND

                          THE MILLS LIMITED PARTNERSHIP

                              AMENDED AND RESTATED
                     CONTINGENT SECURITIES PURCHASE WARRANT

Warrant No.  P-2

Date of Issuance:  May 11, 2001

         1. ISSUANCE. This Warrant is issued to iStar Preferred Holdings LLC, a Delaware limited liability company (the "BUYER"), by The Mills Corporation, a Delaware corporation (hereinafter with its successors called the "COMPANY"), and by The Mills Limited Partnership, a Delaware limited partnership (the "OPERATING PARTNERSHIP"), pursuant to that certain Securities Purchase Agreement dated as of April 27, 2001, as amended by Amendment No. 1 dated as of May 11, 2001, between the Company, the Operating Partnership and Buyer (the "PURCHASE AGREEMENT"). This Warrant amends, restates and supersedes that certain Warrant No. P-1 issued by the Company to Buyer as of April 30, 2001, which has been returned to the Company and canceled. Terms used herein and not otherwise defined shall have the meaning ascribed to them in Section 23 hereof or in the Purchase Agreement.

         2. PURCHASE PRICE; NUMBER OF SHARES.

                  (a) Subject to the terms and conditions hereinafter set forth, including the provisions of Section 3 below, the registered holder of this Warrant (the "HOLDER"), during the Exercise Period (as defined in Section 4), is entitled, upon surrender of this Warrant with a duly executed subscription notice substantially in the form of EXHIBIT A (including a counterpart signature page to the Amended and Restated Ownership Limit Waiver Agreement attached thereto as EXHIBIT 1) attached hereto (the "SUBSCRIPTION NOTICE"), at the office of the Company at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, Attention: Chief Executive Officer, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share equal to $25 (as adjusted from time to time pursuant to Section 11 hereto, the "PURCHASE PRICE") the number of fully paid and nonassessable shares of Common Stock, $0.01 par value, of the Company (the "COMMON STOCK") determined by (i) multiplying the number of Series A Preferred Shares, if any, purchased by the Company from the Holder during the Early Call Period, appropriately adjusted for any stock split or combination of the Series A Preferred Shares prior to such purchase by the Company, by the Series A Conversion Value that would then be in effect (as defined in and determined pursuant to the Company's Certificate of Designations, Preferences and Rights relating to the Series A Cumulative Convertible Preferred Stock), assuming that the Company has timely paid all dividends as they become due and that no Event of Noncompliance has occurred, and (ii) dividing the resulting product by the Purchase Price in effect on such date of purchase. Until such time as this Warrant is exercised in full or expires, the Purchase Price, the number of shares of Common Stock issuable upon exercise of this Warrant and the type of security issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

                  (b) If at the time of Holder's exercise of this Warrant, the Operating Partnership has purchased from Holder Series A-2 Preferred Units of the Operating Partnership, then upon such exercise in accordance with the provisions of Section 2(a) above, Holder shall be entitled to purchase from the Operating Partnership at a price per unit equal to $25 (as adjusted by any splits or combinations (or the like) of the Common Units, the "UNIT PURCHASE PRICE") the number of fully paid and nonassessable Common Units of the Operating Partnership determined by: (i) multiplying the number of Series A-2 Preferred Units, if any, purchased by the Operating Partnership from the Holder during the Early Call Period, appropriately adjusted for any split or combination in the Series A-2 Preferred Units prior to such purchase by the Operating Partnership, by the Series A-2 Conversion Value that would then be in effect (as defined in and determined pursuant to the Designation, Preferences and Rights of Series A-2 Cumulative Convertible Preferred Units of the Operating Partnership), assuming that the Operating Partnership has timely paid all distributions as they become due and that no Event of Noncompliance has occurred, and (ii) dividing the resulting product by the Unit Purchase Price in effect on such date of purchase. Until such time as this Warrant is exercised in full or expires, the Unit Purchase Price and the number of Common Units issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

         3. COMMON UNITS ISSUED IN LIEU OF COMMON STOCK. If, upon exercise of this Warrant pursuant to Section 2 above, Holder cannot make the representations set forth in EXHIBIT 2 attached to the Subscription Notice or if the Company advises Holder in writing that, after reasonable due diligence conducted in cooperation with Holder, the Company has concluded in good faith that the Tax Conditions would not be satisfied, then Common Units of the Operating Partnership shall be issued to Holder in lieu of shares of Common Stock that, but for the operation of this Section 3, would have been issued to Holder upon exercise of this Warrant. If upon exercise of this Warrant, Holder shall not be issued the full number of shares of Common Stock otherwise issuable hereunder because of the operation of the preceding sentence, Holder shall be issued such number of shares of Common Stock so that, after giving effect to such issuance, Holder's ownership of the capital stock of the Company is less than, but as near as possible to, 9.9% of the value of the capital stock of the Company (taking into account any attribution of the Company's capital stock to Holder arising from Holder's 10% or greater shareholders, as determined under
Section 318(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), as modified by Section 856(d) of the Code), such value to be computed utilizing the average closing price of the Company's Common Stock on the New York Stock Exchange for the ten trading days ending on the trading day immediately preceding the date of Holder's exercise hereof. For each share of Common Stock that, but for the operation of this Section 3, would have been issued to Holder upon the exercise of this Warrant, Holder shall be issued by the Operating Partnership, concurrently with the issuance of Common Stock by the Company hereunder, a number of Common Units of the Operating Partnership equal to the quotient of one divided by the Conversion Multiple.

         4. EXERCISE PERIOD. Holder may not exercise this Warrant unless the Company exercises its Call Option during the Early Call Period. Holder may exercise this Warrant at any time (a) following the latest to occur of (1) the delivery of Holder of any certificates representing shares of the Series A Preferred Shares held by Holder; (2) the Call Option Closing (as defined in the Purchase Agreement) and (3) payment by the Company of the Call Option Exercise Price (as defined in the Purchase Agreement) and (b) prior to the close of business on the first business day after the end of the Early Call Period (the "EXERCISE PERIOD"). For avoidance of doubt, if the Company does not exercise a Call Option during the Early Call Period, Holder may not exercise this Warrant for shares of Common Stock, or Common Units (if applicable), that are issuable hereunder.

         5. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) by wire transfer of immediately available funds, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company or the Operating Partnership, as the case may be, with all such notes and obligations so surrendered being credited against the aggregate Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender and (iii) by any combination of the foregoing.

         6. RESTRICTION ON TRANSFER OF COMMON STOCK OR COMMON UNITS. Upon the exercise of this Warrant, Holder may not sell or transfer the Common Stock or Common Units received upon exercise hereof (the "WARRANT SHARES") before the date that is thirty-two (32) days after the date of exercise, as determined pursuant to SECTION 8 hereof, without the Company's consent and no sale or transfer prior to such date will be recorded on the Company's books without the Company's consent.

         7. PARTIAL EXERCISE. This Warrant may be exercised in whole or in part, and, if exercised in part, the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         8. ISSUANCE DATE. The person or persons in whose name or names any certificate representing shares of Common Stock or any instrument evidencing ownership of Common

Units (if applicable) is to be issued hereunder shall be deemed to have become the holder of record of the shares or units represented thereby as at the close of business on the first Business Day that is on or after the date on which this Warrant has been surrendered, along with duly completed and executed copies of the Subscription Notice and, if applicable, the exhibits thereto, at the principal office of the Company and payment of the Purchase Price made with respect to such shares, whether or not any certificate or instrument is delivered; provided, however, that if this Warrant is surrendered or if payment of the Purchase Price is made after the close of business on any date, then such surrender and payment shall be deemed to have been made on the next following Business Day.

         9. EXPIRATION DATE. This Warrant shall expire at the close of business on the first Business Day after the end of the Early Call Period, and shall be void thereafter.

         10. RESERVED SHARES; VALID ISSUANCE. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Common Stock as would be issuable upon the exercise of this Warrant in full. The issuance of certificates for shares of Common Stock or any instrument evidencing ownership of Common Units (if applicable) upon exercise of this Warrant will be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock or Common Units, except that the Holder shall pay any tax which is due solely because the shares of Common Stock or Common Units issued upon exercise are issued in a name other than that of the Holder. Upon exercise of this Warrant, the Company will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such exercise will be validly issued, fully paid and nonassessable and, if applicable, the Operating Partnership will take all such actions as are necessary in order to insure that the Common Units issuable with respect to such exercise will be validly issued, fully paid and nonassessable.

         11. SUBDIVISION OR COMBINATION OF COMMON STOCK OR COMMON UNITS; STOCK DIVIDENDS; UNITS DISTRIBUTIONS. If after the issue date hereof, the Company shall subdivide its outstanding shares of Common Stock (by any stock split, recapitalization or otherwise), or combine its outstanding shares of Common Stock (by reverse stock split or otherwise), or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination. If after the issue date hereof, the Operating Partnership shall subdivide its outstanding Common Units (by any split, recapitalization or otherwise), or combine its outstanding Common Units (by reserve split or otherwise), or issue additional Common Units in payment of a distribution on the Common Units, the number of Common Units issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or distribution, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or distribution, or proportionately increased in the case of a combination.

         12. ORGANIC CHANGE. Upon the consummation of an Organic Change (as defined in Section 23 below), the terms of this Warrant shall be deemed modified, without payment of any additional consideration therefor, so as to provide that (i) upon the exercise of this Warrant following the consummation of such Organic Change, the Holder shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock that would have been acquirable and receivable in the absence of the Organic Change) such shares of stock, securities or assets as such Holder would have received if such Holder had exercised the Warrant immediately prior to such Organic Change, giving effect to any adjustment of the Purchase Price made after the date of consummation of the Organic Change. All other terms of this Warrant shall remain in full force and effect following such an Organic Change (including its rights, preferences and privileges relative to other capital stock). The provisions of this Section 12 shall similarly apply to successive Organic Changes.

         13. FRACTIONAL SHARES. In no event shall any fractional share of Common Stock or fractional Common Unit (if applicable) be issued upon any exercise of this Warrant. If, upon exercise of this Warrant, the Holder would, except as provided in this Section 13, be entitled to receive a fractional share of Common Stock or a fractional Common Unit, then in lieu of delivering the fractional share therefor, the Company or the Operating Partnership, as the case may be, shall pay an amount to the Holder equal to the Market Price of such fractional share or unit as of date of the exercise.

         14. NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant and the Purchase Price are adjusted, as provided by Section 11, the Company shall promptly deliver to Holder a notice setting forth the number of shares of Common Stock issuable upon exercise of this Warrant and the Purchase Price in effect after such adjustment and the calculations thereof.

         15. NOTICES OF RECORD DATE, ETC. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend per share which is no greater than 120% of the size of the largest cash dividend per share paid in the previous four (4) quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                  (b) any Organic Change, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such Organic Change, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken.

         16. AMENDMENT. The terms of this Warrant may be amended, modified or waived with and only with the written consent of the Company, the Operating Partnership and the Holder.

         17. REPRESENTATIONS OF HOLDER.

                  (a) The Holder represents and warrants that it is acquiring this Warrant and will acquire the Warrant Shares solely for its account for investment and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Act.

                  (b) The Holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Act.

                  (c) Holder understands that this Warrant and any Warrant Shares may not, under the Act, be resold, transferred or otherwise disposed of without registration under the Act or an applicable exemption from the registration requirements of the Act.

                  (d) The Holder and its advisors and representatives, if any, have been afforded the opportunity to ask questions of the Company and the Operating Partnership. Holder understands that its investment in this Warrant and the Warrant Shares involves a high degree of risk. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of this Warrant and the Warrant Shares.

                  (e) Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of this Warrant or Warrant Shares or the fairness or suitability of the investment in this Warrant or Warrant Shares nor have such authorities passed upon or endorsed the merits of the offering of this Warrant or Warrant Shares.

         18. WARRANT REGISTER; TRANSFERS, ETC.

                  (a) The Company will maintain a register containing the names and addresses of the registered holders of the Warrant. The Holder may change its address as shown on the warrant register by written notice to the Secretary of the Company at the principal executive offices of the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

                  (b) Subject to compliance with applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company), this Warrant may be transferred by the Holder with respect to any or all of the shares of Common Stock and/or Common Units (if applicable) purchasable hereunder. Upon surrender of this Warrant to the Company, together with the duly executed assignment notice substantially in the form of EXHIBIT B attached hereto (the "ASSIGNMENT NOTICE") for transfer of this Warrant as an entirety by the Holder and funds sufficient to pay any stock transfer taxes payable upon the making of such transfer, the Company and the Operating Partnership shall issue a new warrant of the same denomination to the assignee and this Warrant shall promptly be canceled. Upon surrender of this Warrant to the Company, together with a duly executed Assignment Notice, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company and the Operating Partnership shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

                  (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company and the Operating Partnership shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as an institutional investor is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company and the Operating Partnership against any loss arising from the issuance of such new warrant.

         19. NO IMPAIRMENT. Except and to the extent waived or consented to by the Holder in writing, the Company will not, by amendment of its Certificate of Incorporation or By-Laws or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder, including insuring the valid issuance by the Operating Partnership of the full number Common Units issuable hereunder pursuant to the terms of Section 3.

         20. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         21. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's and Operating Partnership's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns; provided, however, that no assignment by Holder shall be effective unless and until the Company receives a duly executed Assignment Notice.

         22. NO STOCKHOLDER OR PARTNERSHIP RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company or a partner of the Operating Partnership.

         23. DEFINITIONS. As used in this Warrant:

                  "AMENDED AND RESTATED OWNERSHIP LIMIT WAIVER AGREEMENT" means the Amended and Restated Ownership Limit Waiver Agreement, dated as of May 11, 2001, between the Company and Buyer.

                  "COMMON UNITS" shall have the meaning ascribed thereto in the Operating Partner's Limited Partnership Agreement, as amended.

                  "CONVERSION MULTIPLE" shall have the meaning ascribed thereto in the Operating Partner's Limited Partnership Agreement, as amended.

                  "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if thee has been no sales on any such exchange on any day, the weighted average of the bid and asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed the weighted average of the bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the weighted average of the bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty (20) consecutive Business Days ending on the any prior to the day "Market Price" is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the counter market, the "Market Price" will be the fair value thereof determined in good faith by the Board of the Company or the General Partner of the Operating Partnership, as applicable.

                  "ORGANIC CHANGE" means any reorganization or reclassification of the Company which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

                  "SERIES A-2 PREFERRED UNITS" shall have the meaning ascribed thereto in the Operating Partner's Limited Partnership Agreement, as amended.

                  "TAX CONDITIONS" means (i) the Acquisition (as defined in the Charter) and Beneficial Ownership (as defined in the Charter) of Common Stock by Holder permitted by reason of the Ownership Limit Waiver (as defined in the Amended and Restated Ownership Limit Waiver Agreement) shall not and is not reasonably expected to cause the Company to be considered to own for purposes of
Section 856(d)(2)(B), applying the applicable constructive ownership rules, an interest in any one or more tenants of the Company and its subsidiaries that is described in Section 856(d)(2)(B) of the Code and from which the Company derives, in the aggregate, more than 0.5% of its gross income for any calendar year; (ii) the Acquisition and Beneficial Ownership of Common Stock by Holder permitted by reason of the Ownership Limit Waiver shall not and is not reasonably expected to cause the Corporation to fail to qualify as a "domestically-controlled REIT" within the meaning of Section 897(h)(2) of the Code; or (iii) the Acquisition and Beneficial Ownership of Common Stock permitted by reason of the Ownership Limit Waiver shall not and will not cause any individual (within the meaning of Section 542(a)(2) of the Code, determined taking into account Section 856(h)(3)(A) of the Code) to be considered to have Beneficial Ownership of the Company's stock that violates the Ownership Limit, as increased by the Board pursuant to Section 12.9 of the Charter).


                  [Remainder of Page Intentionally Left Blank;
                       Signature Page Immediately Follows]

                               THE MILLS CORPORATION


                               By:      /s/ PETER B. MCMILLAN
                                        --------------------------------------
                               Name:    PETER B. MCMILLAN
                                        --------------------------------------
                               Title:   PRESIDENT AND CHIEF OPERATING OFFICER
                                        --------------------------------------



                               THE MILLS LIMITED PARTNERSHIP

                               By:      THE MILLS CORPORATION
                               Its:     General Partner


                               By:      /s/ PETER B. MCMILLAN
                                        --------------------------------------
                               Name:    PETER B. MCMILLAN
                                        --------------------------------------
                               Title:   PRESIDENT AND CHIEF OPERATING OFFICER
                                        --------------------------------------






 [Signature Page to Amended and Restated Contingent Securities Purchase Warrant]

                                    Exhibit A
                                       to
           Amended and Restated Contingent Securities Purchase Warrant

                               SUBSCRIPTION NOTICE

To:      The Mills Corporation                    Date:_________________________
         1300 Wilson Boulevard
         Suite 400
         Arlington, VA   22209
         Attn:  Chief Executive Officer

         The undersigned hereby subscribes for __________ shares of Common Stock covered by this Warrant and makes payment therefore in full of the price per share provided by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below.

         The undersigned agrees that, in the absence of an effective registration statement with respect to the Common Stock issued upon this exercise, the undersigned is acquiring such Common Stock for investment and not with a view to distribution thereof and that the certificate or certificates representing such Common Stock may bear a legend substantially as follows: "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended." The undersigned further agrees, represents and warrants that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act") or is otherwise entitled to exercise the Warrant pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

         In order to obtain the benefits of that certain Amended and Restated Ownership Limit Waiver Agreement dated as of May 11, 2001, in substantially the form attached hereto as EXHIBIT 1, if desired by the undersigned, the undersigned also will execute, and deliver along with this Subscription Notice, a counterpart signature page to the Amended and Restated Ownership Limit Waiver Agreement. The undersigned also hereby makes those representations and that covenant set forth in EXHIBIT 2 to this Subscription Notice.


                                       ---------------------------------
                                       Signature

                                       ---------------------------------
                                       Name for Registration

                                       Mailing Address:

                                       ---------------------------------

                                       ---------------------------------

                                    Exhibit 1
                                       to
                                    Exhibit A
                                       to
           Amended and Restated Contingent Securities Purchase Warrant

                           COUNTERPART SIGNATURE PAGE

         The undersigned Subsequent Holder (as defined in the hereinafter mentioned Amended and Restated Ownership Limit Waiver Agreement) agrees to be bound by the terms of that certain Amended and Restated Ownership Limit Waiver Agreement, dated as of May 11, 2001, between The Mills Corporation, a Delaware corporation, and iStar Preferred Holdings LLC, a Delaware limited liability company, as though the undersigned were the Buyer and has caused this Agreement to be signed by its duly authorized officer as of the date set forth below.


         [INSERT NAME OF SUBSEQUENT HOLDER]


Name:
     ---------------------------------------
Title:
      --------------------------------------


Date:
       -------------------------------------



                                      A1-1

                                    Exhibit 2
                                       to
                                    Exhibit A
                                       to
           Amended and Restated Contingent Securities Purchase Warrant

                   CERTIFICATE OF REPRESENTATIONS AND COVENANT

         As [the Buyer/Subsequent Holder] of the Warrant issued in connection with the Securities Purchase Agreement between The Mills Corporation and iStar Preferred Holdings LLC, dated as of April 27, 2001, the undersigned desires that the Amended and Restated Ownership Limit Waiver Agreement between The Mills Corporation and iStar Preferred Holdings LLC, dated as of May 11, 2001 (the "Ownership Limit Waiver Agreement"), be applicable to the Common Shares issuable upon exercise of the Warrant to the extent provided in the Ownership Limit Waiver Agreement. Capitalized terms used and not defined herein shall have the meanings set forth in the Ownership Limit Waiver Agreement.

         In connection therewith, the undersigned makes the following representations effective as of the date of execution hereof:

         (a) To its knowledge, based solely upon an examination of its ownership records, the undersigned's Acquisition and Beneficial Ownership of Common Shares permitted by reason of the Ownership Limit Waiver shall not and will not cause any individual (within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), determined taking into account Section 856(h)(3)(A) of the
                  Code) to be considered to have Beneficial Ownership of Company's stock that violates the Ownership Limit.

         (b) For U.S. federal income tax purposes, the undersigned is (CHOOSE ONE):
                  _____    (i) a United States Person within the meaning of
                           Section 7701(a)(30) of the Code that is not acquiring
                           or holding the Common Shares as nominee or agent for
                           any person that is not a United States Person (a
                           "United States Person"),
                  _____    (ii) a non-United States Person,
                  _____    (iii) a grantor trust or a disregarded entity under
                           the principles of Treasury Regulation Section
                           301.7701-3(b) treated as owned by a United States
                           Person, or
                  _____    (iv) a grantor trust or a disregarded entity under
                           the principles of Treasury Regulation Section
                           301.7701-3(b) treated as owned by a non-United States
                           Person.

                                     A2-1

         (c) The undersigned is acquiring the Common Shares and/or Common Units for its own account.

         The undersigned covenants to notify the Company promptly after the undersigned obtains knowledge that any of the foregoing representations ceases to continue to be accurate.


DATED:                                     [BUYER/SUBSEQUENT HOLDER]
      ---------------
                                           [                       ]
                                            -----------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------




                                      A2-2

                                    Exhibit B

                                ASSIGNMENT NOTICE


         For value received ____________________________ hereby sells, assigns and transfers unto:

                      -------------------------------------

                      -------------------------------------

                      -------------------------------------

            (Please print or typewrite name and address of Assignee)

[the right to purchase ___ shares of Common Stock granted by] the within Warrant, and does hereby irrevocably constitute and appoint ___________________ its attorney to transfer [that part of the within] [the within] Warrant on the books of the within named Company and Operating Partnership with full power of substitution on the premises.

Dated:
      ------------------------------   ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------
                                       (Name, address and signature of Assignor)


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatever.



                                      B-1